Exhibit 99.2

PRESENTED BY Angela Selden President and CEO Richard Sunderland, CPA Executive VP and CFO American Public Education, Inc. Supplemental Financial Information September 2022

Safe Harbor Statement Please note that statements made in this presentation regarding American Public Education, Inc . and its subsidiaries (the “Company”) that are not historical facts may be forward - looking statements based on current expectations, assumptions, estimates and projections about the Company and the industry . These forward - looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from those expressed or implied by such statements . Forward - looking statements may be able to be identified by words such as anticipate, believe, seek, could, estimate, expect, intend, may, plan, should, will, would, and similar words or their opposites . Forward - looking statements include, without limitation, expected growth, registrations and enrollments, revenues, net income, earnings per share, adjusted EBITDA, EBITDA, cost reductions, and other projected financial results, as well as progress on repositioning Graduate School USA and the potential impact of additional advertising expenditures . Actual results could differ materially from those expressed or implied by forward - looking statements as a result of various factors, including risks related to the effects of and the Company’s response to the COVID - 19 pandemic, including impacts on the demand environment as the pandemic abates, the Company’s dependence on the effectiveness of its ability to attract students who persist in its institutions’ programs, changing market demands, the Company’s inability to market its programs, the loss of the Company’s ability to receive funds under tuition assistance programs or ability to process tuition assistance financial aid, the Company’s inability to maintain strong relationships with the military and maintain course registrations and enrollments from military students, the Company’s failure to comply with regulatory and accrediting agency requirements and to maintain institutional accreditation, the Company’s loss of eligibility to participate in Title IV programs or ability to process Title IV financial aid, the Company’s need to successfully adjust to future market demands by updating existing programs and developing new programs, entering into and integrating acquisitions, including the integration of Rasmussen University and Graduate School USA, and the risk factors described in the risk factor section and elsewhere in the Company’s annual report on Form 10 - K and in the Company’s other SEC filings . You should not place any undue reliance on any forward - looking statements . The Company undertakes no obligation to update publicly any forward - looking statements for any reason, unless required by law, even if new information becomes available or other events occur in the future . 2

Executive Summary 3 □ APEI is initiating second half and full year 2022 guidance □ Improving enrollment momentum seen across all education units: • Rasmussen: Positive 4Q22 YoY new student momentum by shifting to in - house marketing • APUS: Positive 3Q22 YoY new and total student registrations • Hondros : Positive 4Q22 YoY new student momentum and strong interest in programs / Approvals for new, Detroit campus received for fall 2022 enrollment □ Offsetting higher operating costs with targeted annualized cost savings Highlights Guidance Summary 1) Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization less non - cash expenses such as stock compensation and non - recurring expenses) is a non - GAAP financial measure. Refer to appendix for GAAP to non - GAAP reconciliation 2) Pro forma adjusted EBITDA = Adjusted EBITDA + $15MM (annualized estimated cost savings & one - time GSUSA items) + $2MM (annualized estimated non - recurring third - party marketing costs)

Rasmussen Financial Bridge (PF21 to FY22)

($ in millions)

Rasmussen Pro forma 2021 vs. 2022 (guidance) Adjusted EBITDA Walk(1)



$35.5
($4.1)
A
($7.4)
B
($4.3)
C
$(15.8)
$(4.7)
$15.0
$6.0
$2.0
$23.0
PF 2021 Adj. EBITDA (2)
Gross Profit
Incremental Discretionary Advertising
2022 Adj. EBITDA (3)
Annualized Cost Savings
Non-recurring Marketing
Pro forma 2022 Adj. EBITDA(4)

Commentary

- $15.8MM decline in gross profit from:
  - A Tuition price reduction on certain masters and early childhood education programs
  - B Lower enrollments (volume)
  - C Higher education delivery costs
- $4.7MM of incremental discretionary advertising costs implemented to drive increased student leads for 4Q22 and beyond starts
- $6.0MM in run-rate annual cost savings expected to be implemented in 4Q22
- $2.0MM of non-recurring marketing:
  - Includes outsourced marketing contract (third-party fees /media buying markup)

(1) *Figures displayed in chart represent 2022 guidance midpoints. Pro forma information is presented for illustrative purposes only and pro forma 2021 adjusted EBITDA does not necessarily reflect what APEI's financial condition or results of operations would have been had the RU acquisition occurred on the date indicated. The pro forma information also may not be useful in predicting the future financial condition and results. The unaudited pro forma adjustments represent management's estimates based on information available as of the date of the pro forma information and are subject to change as additional information becomes available and analyses are performed*

(2) *Assumes RU was acquired on 1/1/21*

(3) *Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization less non-cash expenses such as stock compensation and non-recurring expenses) is a non-GAAP financial measure. Refer to appendix for GAAP to non-GAAP reconciliation*

(4) *Pro forma 2022 adjusted EBITDA = Adjusted EBITDA + cost savings run-rate (annualized estimated cost savings for headcount reductions expected to occur in 4Q 2022) + non-recurring marketing costs (annualized estimated marketing cost savings from in-sourcing marketing-related execution services in 2022)*

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APEI 2022 Guidance Summary

($ in millions)

Pro forma 2022 (guidance) Adjusted EBITDA[1]



$31.9
$24.1
$56.0
$15.0
$2.0
$73.0
1H 2022 (Actual)
2H 2022 (Guidance) $21.1 - $27.1
FY 2022 (Guidance)[2] $53.0 - $59.0
APEI Annualized Cost Savings & One-time Items
Rasmussen non-recurring Marketing
Pro forma 2022 Adj. EBITDA[3] $70.0 - $76.0

2022 Revenue Guidance

- Consolidated APEI revenue of $600MM to $610MM

Commentary

- $15MM of annual costs savings & one-time Items include:
  - $12-$15MM announced during 2nd quarter earnings call
  - One-time transition and integration items for GSUSA (included in Corporate and Other) that will not reoccur
- $2MM of non-recurring marketing:
  - Associated with Rasmussen outsourced marketing contract (third-party fees and media buying markup)

(1) *Figures displayed in chart represent 2022 guidance midpoints*

(2) *Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization less non-cash expenses such as stock compensation and non-recurring expenses) is a non-GAAP financial measure. Refer to appendix for GAAP to non-GAAP reconciliation*

(3) *Pro forma 2022 adjusted EBITDA = Adjusted EBITDA + cost savings run-rate & one-time items (annualized estimated cost savings for headcount reductions expected to occur in 4Q 2022 and one-time 2022 transition and integration items for GSUSA) + non-recurring marketing costs (annualized estimated marketing cost savings from in-sourcing marketing-related execution services in 2022)*

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APEI Consolidated Financial Bridge (PF 2021 to 2022 Forecast)

apei AMERICAN PUBLIC EDUCATION, INC.

($ in millions)

Pro forma 2021 vs. 2022 (guidance) Adjusted EBITDA Walk[1]



2021
2022
$35.5
$90.5
Ras pre-acquisition
$25.8
$55.0
$9.7
$(20.5)
+$6.0
$(6.2)
$(9.2)
$(4.6)
$(13.8)
$56.0
$15.0
$2.0
$73.0
2021 (ex. Ras)
2021 (Rasmussen)(2)
2021 (pro forma)(2)
Rasmussen
APUS
Hondros
Corporate & Other
FY 2022 (midpoint)(3)
APEI Annualized Cost Savings & One-time Items
Rasmussen Non-recurring Marketing
Pro forma 2022 (midpoint)(4)

Commentary

- Rasmussen is primary driver (see p. 4)
- APUS driven by improved margins
- Hondros decline driven by investment in new campuses and increased teaching expenses
- Corporate and Other includes APEI corporate, shared services (-$9.2MM), and GSUSA (-$4.6MM)
- $15MM of annual costs savings & one-time items
  - $12-$15MM announced during 2nd quarter earnings call
  - One-time transition and integration items for GSUSA
- 2022 Adjusted EBITDA Guidance Range: $53MM to $59MM
- PF Adjusted EBITDA margin of 12%

(1) *Figures displayed in chart represent 2022 guidance midpoints. Pro forma information is presented for illustrative purposes only and pro forma 2021 adjusted EBITDA does not necessarily reflect what APEI's financial condition or results of operations would have been had the RU acquisition occurred on the date indicated. The pro forma information also may not be useful in predicting the future financial condition and results. The unaudited pro forma adjustments represent management's estimates based on information available as of the date of the pro forma information and are subject to change as additional information becomes available and analyses are performed*

(2) *Assumes RU was acquired on 1/1/21*

(3) *Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization less non-cash expenses such as stock compensation and non-recurring expenses) is a non-GAAP financial measure. Refer to appendix for GAAP to non-GAAP reconciliation*

(4) *Pro forma 2022 adjusted EBITDA = Adjusted EBITDA + cost savings run-rate & one-time items (annualized estimated cost savings for headcount reductions expected to occur in 4Q 2022 and one-time 2022 transition and integration items for GSUSA) + Non-recurring marketing costs (annualized estimated marketing cost savings from in-sourcing marketing-related execution services in 2022)*

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Appendix: Non-GAAP Reconciliation

apei AMERICAN PUBLIC EDUCATION, INC.

American Public Education is presenting adjusted EBITDA and encourages investors to review the reconciliation of projected adjusted operating income to the comparable GAAP financial measure that is included in the table below (under the caption "GAAP Outlook Operating Income to Outlook Adjusted EBITDA") and not to rely on any single financial measure to evaluate its business.

GAAP Net Income and Outlook Net Income to Adjusted EBITDA and Outlook Adjusted EBITDA:

The following table sets forth the reconciliation of the Company's reported GAAP net income to the calculation of adjusted EBITDA for the twelve months ended December 31, 2021, the pro forma twelve month period ended December 31, 2021, and the six months ended June 30, 2022 in addition to the Company's projected GAAP net income to the calculation of projected adjusted EBITDA for the six and twelve months ending December 31, 2022 and Rasmussen's pro forma historical and projected GAAP net income to the calculation of historical and projected adjusted EBITDA for the twelve months ended December 31, 2021 and 2022, respectively.

	APEI Consolidated Historical Periods			APEI Consolidated Outlook Periods		Rasmussen Historical Period	Rasmussen Outlook Period
	Twelve Months Ended December 31, 2021	Twelve Months Ended December 31, 2021	Six Months Ended June 30, 2022	Six Months Ending December 31, 2022	Twelve Months Ending December 31, 2022	Twelve Months Ending December 31, 2021	Twelve Months Ending December 31, 2022
(in thousands, except per share data)	Actual	Pro forma[(1)]	Actual	Midpoint	Midpoint	Pro forma[(1)]	Midpoint
Net (loss) income	$ 17,752	$ 21,613	$ (104,696)	$ (2,654)	$ (107,350)	$ 14,327	$ (119,382)
Income tax (benefit) expense	7,511	8,956	(34,292)	(1,945)	(36,237)	509	(35,815)
Interest expense (income)	4,277	13,153	6,745	7,100	13,845	1,620	-
Equity investment loss	831	831	11	-	11	-	-
Depreciation and amortization	17,832	32,481	16,267	16,573	32,840	21,820	24,665
EBITDA	48,203	77,034	(115,965)	19,074	(96,891)	38,276	(130,532)
Impairment of goodwill and intangible assets	-	-	144,900	-	144,900	-	144,900
Adjustment to gain on acquisition	-	-	(3,828)	-	(3,828)	-	-
Stock compensation	7,654	7,654	4,706	4,943	9,649	80	611
(Gain) loss on disposals of long-lived assets	1,282	2,387	784	52	836	1,303	49
M&A - related professional fees	7,574	7,574	1,273	72	1,345	-	-
Accounting and other adjustments	-	(4,174)	-	-	-	(4,174)	-
Adjusted EBITDA	$ 64,713	$ 90,475	$ 31,870	$ 24,141	$ 56,011	$ 35,485	$ 15,028

(1) Assumes RU was acquired on 1/1/2021. Pro forma information is presented for illustrative purposes only and pro forma 2021 adjusted EBITDA does not necessarily reflect what APEI's financial condition or results of operations would have been had the RU acquisition occurred on 1/1/2021. The pro forma information also may not be useful in predicting the future financial condition and results. The unaudited pro forma adjustments represent management's estimates based on information available as of the date of the pro forma information and are subject to change as additional information becomes available and analyses are performed.

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